Exhibit 99.1

NextBoat Secures Financing to Support Growth and Sharpen Focus on Its Core Pre-Owned Boat Business

WILMINGTON, NC / ACCESS Newswire / October 29, 2026 / NextBoat Inc. (NYSE American: NXB) (“NextBoat” or the “Company”), today announced that it has secured up to $7.2 million in debt financing to support its growth and investment in pre-owned boat inventory.

The financing consists of a $5.0 million revolving line of credit and up to $2.2 million in bridge financing. NextBoat intends to deploy the capital primarily to acquire pre-owned boats, support wholesale transactions and provide additional flexibility as the Company executes its strategy. Additional information regarding the financing is included in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission.

“Since stepping into the CEO role, I’ve made capital allocation a priority,” said Ross Tannenbaum, Chief Executive Officer of NextBoat. “We chose to pursue debt financing for this growth capital because we believe it provides an opportunity to invest in our business while limiting the dilution that would result from a common stock offering.”

Building a Nationwide Boat Trading Network

NextBoat continues to develop a nationwide network designed to connect boat owners, buyers, brokers and dealers. The Company’s strategy is to use its people, industry relationships and technology to source boats and connect them with buyers across the country.

Over time, NextBoat aims to make it easier for customers to buy, sell and trade boats remotely, including from their homes, supported by its sales professionals and transaction services. The Company believes this approach can support national growth without requiring it to build and operate hundreds of physical dealerships.

“Our vision is to make buying and selling a boat simpler and more accessible, wherever the customer happens to be,” said Jason Ruegg, Founder and Chairman of NextBoat. “We are building a network that can find the right boat, connect it with the right buyer and help bring the transaction together.”

Dealer Portal Designed to Expand Nationwide Inventory Access

As part of its strategy to build a nationwide boat trading network, NextBoat is developing a dealer portal designed to make it easier for marine dealers to connect with the Company when they have pre-owned boats and trade-ins to sell.

The portal is currently in a testing phase with MarineMax. Through this process, NextBoat is working to refine the platform and its workflow with the goal of expanding access to additional dealers across the country in the near future. NextBoat believes the portal can help create a more efficient and consistent way for dealers to submit boats for evaluation and receive offers, while providing the Company with additional opportunities to acquire inventory for its growing network of buyers.

“Our dealer portal is an important piece of the nationwide network we are building,” said Tannenbaum. “By making it easier for dealers to connect with us and receive offers on their pre-owned boats, we believe we can help our partners move inventory while giving NextBoat access to more opportunities across the country. Our work with MarineMax is helping us test and refine that process as we prepare for broader adoption.”

NextBoat is also continuing to develop its AI-assisted valuation capabilities. As more data enters its systems, the Company believes those tools can help its teams evaluate potential purchases, identify boats that may not meet its buying criteria and flag aging inventory that may require a price adjustment or liquidation.

Driving Inventory Turns and Using Data to Support Better Decisions

A key priority is increasing the speed at which NextBoat buys and sells inventory. As the Company refines its acquisition practices and expands its network of buyers and industry partners, it is targeting annualized inventory turns of five to seven times. This is a long-term operational objective, not a representation of current results, and actual turns will depend on market conditions, inventory mix, execution and other factors.

About NextBoat Inc.

Founded in 2012, NextBoat Inc., previously known as Off The Hook YS Inc., is a vertically integrated, technology-driven marine marketplace transforming how boats are bought, sold, financed, and serviced across the United States. Through proprietary technology, transaction data, financing capabilities, and a growing national acquisition network, the Company operates across boat brokerage, wholesale inventory acquisition, auctions, financing, and marine services. NextBoat’s ecosystem includes Off The Hook Yachts, Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, NextBoat is expanding its national footprint within the $57 billion U.S. marine industry.

Contact

Investor Relations
ir@nextboat.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws regarding NextBoat Inc. (“Company”), including, without limitation, statements regarding the Company’s business strategy, technology platform, market opportunity, planned operations, and expected results and benefits. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative of such terms thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these identifying words.

These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond our control. Actual results, performance or achievements, including the timing of events, may differ materially from those expressed or implied by the forward-looking statements as a result of various risks and uncertainties, including the Company’s ability to satisfy the conditions to, and the lenders’ willingness to fund, future advances under its financing arrangements, and those described under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC. Copies of these filings are available on the SEC’s website at www.sec.gov. Investors are cautioned that forward-looking statements are not guarantees of future performance, and are cautioned not to place undue reliance on any such forward-looking statements. The forward-looking statements made in this press release are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update, revise or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances occurring after the date such statements were made, except as required by applicable law.